                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number: 33-61601-01

                   PRICING SUPPLEMENT, DATED APRIL 15, 1997
                TO PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1995
                    TO PROSPECTUS DATED SEPTEMBER 27, 1995

                        BANPONCE FINANCIAL CORPORATION

                         MEDIUM-TERM NOTES, SERIES C
             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE
            Unconditionally Guaranteed as to Payment of Principal,
                       Premium, if any, and interest by

                             BANPONCE CORPORATION

PRINCIPAL AMOUNT ........................    $25,000,000.00

ORIGINAL ISSUE DATE .....................    APRIL 17, 1997

MATURITY DATE ...........................    APRIL 18, 2000

GLOBAL NOTE .............................    YES

INITIAL INTEREST RATE ...................    5.9616%

INTEREST RATE BASIS .....................    3 MONTH LIBOR

INDEX MATURITY ..........................    N/A

SPREAD ..................................    +.11%

INTEREST RATE RESET PERIOD ..............    TWO BUSINESS DAYS BEFORE THE
                                             INTEREST PAYMENT DATE.

INTEREST PAYMENT DATES ..................    6/18/97, 9/17/97, 12/17/97, 3/18/98
                                             6/17/98, 9/16/98, 12/16/98, 3/17/99,
                                             6/16/99/ 9/15/99, 12/15/99, 12/15/99,
                                             3/15/2000 AND AT MATURITY
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THE PROCEEDS FROM THE ISSUANCE OF THE NOTE TO WHICH THIS PRICING SUPPLEMENT
RELATES WILL BE USED TO FINANCE BANPONCE FINANCIAL CORPORATION SUBSIDIARIES.


                  CERTAIN ADDITIONAL FEDERAL TAX CONSEQUENCES

RECENTLY PROPOSED U.S. TREASURY REGULATIONS (THE "PROPOSED REGULATIONS") WOULD
ESTABLISH ALTERNATIVE METHODS FOR PROVIDING THE CERTIFICATION THAT IS REQUIRED,
AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER THE CAPTION "UNITED STATES
TAXATION-UNITED STATES ALIEN HOLDERS", FOR PAYMENT ON THE NOTES TO BE FREE FROM
UNITED STATES WITHHOLDING TAX, INFORMATION REPORTING REQUIREMENTS AND BACKUP
WITHHOLDING TAX.  THE PROPOSED REGULATIONS ALSO WOULD REQUIRE, IN THE CASE OF
NOTES HELD BY FOREIGN PARTNERSHIPS, THAT (X) THE CERTIFICATION DESCRIBED ABOVE
BE PROVIDED BY THE PARTNERS RATHER THAN BY THE FOREIGN PARTNERSHIP AND (Y) THE
PARTNERSHIP PROVIDE CERTAIN INFORMATION, INCLUDING A UNITED STATES TAXPAYER
IDENTIFICATION NUMBER.  A LOOK-THROUGH RULE WOULD APPLY IN THE CASE OF CERTAIN
TIERED PARTNERSHIPS.  THE PROPOSED REGULATIONS ARE PROPOSED TO BE EFFECTIVE FOR
PAYMENTS MADE AFTER DECEMBER 31, 1997.  THERE CAN BE NO ASSURANCE THAT THE
PROPOSED REGULATIONS WILL BE ADOPTED OR AS TO THE PROVISIONS THAT THEY WILL
INCLUDE IF AND WHEN ADOPTED IN TEMPORARY OR FINAL FORM.